UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 24, 2008

THERMAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 24, 2008, the Company announced that it had promoted Clint Carnell to Chief Operating Officer from Vice President of U.S. Sales. Mr. Carnell, age 38, served as Vice President of U.S. Sales for the Company since September 2005. Prior to joining Thermage, Mr. Carnell served in various sales and management positions with Bausch & Lomb including Vice President of U.S. Surgical Sales from 2001 to 2005. Previously, Mr. Carnell was the founder, Co-Managing Partner and Board Member of Charleston Renal Care, a provider of dialysis services. He also held positions in other medical device companies including Johnson & Johnson, Chiron and Gambro Healthcare. Mr. Carnell received his B.A. degree from Duke University.

Item 8.01.	Other Events

Effective January 24, 2008, William Brodie has been promoted to Vice President, of U.S. Sales from Director of Sales, Southeast area.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Thermage dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMAGE, INC.

By:	/s/ Stephen J. Fanning
Stephen J. Fanning
President, Chief Executive Officer and Director

Date: January 24, 2008